Exhibit 99

Joint Filer Information

Name:  Vulcan Capital Private Equity I LLC

Address:  505 Fifth Avenue S., Suite 900, Seattle, WA 98104

Designated Filer:  Paul G. Allen

Issuer & Ticker Symbol:  Plains All American Pipeline LP [PAA]

Date of Event Requiring Statement:  02/22/2005


Signature:  Vulcan Capital Private Equity I LLC

By:	Vulcan Capital Private Equity Management I LLC,
	its Manager

By: 	Vulcan Capital Private Equity Inc.,
	its Managing Member


By:  	/s/ Lance Conn
     	--------------------------------
Name: 	W. Lance Conn
Title: 	Vice President